UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                (AMENDMENT NO. )

                           Check the appropriate box:

                     [ X ] Preliminary information statement
    [ _ ] Confidential, for use of the Commission only (as permitted by Rule
                                  14c-6(d)(2))
                      [ ] Definitive information statement

                            McHenry Metals Golf Corp.

                (Name of Registrant as specified in Its Charter)

               Payment of filing fee (check the appropriate box):

                               [_] No fee required

   [ X ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1) Title of each class of securities to which transaction applies:
                         Common Stock, $0.001 par value
  (2) Aggregate number of securities to which transaction applies: 224,028,459
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $0.015
         (4) Proposed maximum aggregate value of transaction: $3,360,427
                            (5) Total fee paid: $841

               [ ] Fee paid previously with preliminary materials.

               [ _ ] Check box if any part of the fee is offset as
                  provided by Exchange Act Rule 0-11(a) (2) and
              identify the filing for which the offsetting fee was
          paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.


(1)      Amount previously paid:
(2)      Form, schedule or registration statement no.:
(3)      Filing party:
(4)      Date filed:

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----


I.   LETTER TO SHAREHOLDERS....................................................1


II.  SUMMARY TERM SHEET........................................................2

       A.  THE PARTIES.........................................................2
       B.  KEY TERMS OF THE PLAN OF REORGANIZATION.............................2
       C.  REASONS FOR ENGAGING IN THIS TRANSACTION............................2
       D.  VOTE REQUIRED FOR APPROVAL OF TRANSACTION...........................3
       E   FEDERAL TAX CONSEQUENCES OF THE TRANSACTION.........................3

III. THE PLAN OF REORGANIZATION................................................3

       A.  BACKGROUND OF THE OFFER AND THE PLAN OF REORGANIZATION..............3
       B.  PARTIES TO THE AGREEMENT AND PLAN OF REORGANIZATION.................3
         1.  EXECUTIVE OFFICES OF PARTIES......................................3
         2.  ABOUT McHenry'S BUSINESS..........................................3
         3.  ABOUT BSHC'S BUSINESS.............................................4
       C.  MERGERS, CONSOLIDATION, ACQUISITIONS AND SIMILAR MATTERS............5
       D.  RECOMMENDATION AND REASONS OF THE MCHENRY BOARD FOR
           ENGAGING IN THE TRANSACTION.........................................5
       E.  MATERIAL TERMS OF AGREEMENT AND PLAN OF REORGANIZATION -
           SUMMARY OF TRANSACTION..............................................5
       F.  REGULATORY APPROVALS REQUIRED.......................................6
       G.  FEDERAL TAX CONSEQUENCES OF THE TRANSACTION.........................6

IV.  POSSIBLE SALE OF GOLF ASSETS..............................................6

V.   GENERAL INFORMATION.......................................................6

       A.  DATE, TIME AND PLACE INFORMATION....................................7
       B.  DISSENTERS' RIGHTS..................................................7
       C.  VOTING SECURITIES...................................................7
       D.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......8
       E.  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.............9
       F.  DIRECTORS AND EXECUTIVE OFFICERS....................................9
         1.    Biographical Information........................................9
         2.    INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES...11
       G.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS...................11
       H.  AMENDMENTS OF CHARTER, BYLAWS OR OTHER DOCUMENTS...................13

VI.  EXHIBIT INDEX............................................................13

     ANNEX A. PLAN OF REORGANIZATION AND ACQUISITION..........................

                            I. LETTER TO SHAREHOLDERS

                            McHenry Metals Golf Corp.
                           2588 El Camino Real, F-315
                               Carlsbad, CA 92008
September 12, 2001

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on September 12, 2001 (the "Record Date") of McHenry Metals Golf Corp. ("McHenry," "We," "Our, "Us,"), a Nevada corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposals:

1. To acquire all of the issued and outstanding shares of stock of Business Systems Holding Corporation ("BSHC") as a wholly owned subsidiary in exchange for the issuance of 224,028,459 new shares of our common stock, subject to satisfaction of the terms and conditions set forth in the Plan of Reorganization and Acquisition (the "Reverse Acquisition"), a copy of which is attached (see Annex A to this Information Statement).

2. To amend our Articles of Incorporation to change our name to a new name to be determined upon effectuation of the Reverse Acquisition.

3. To amend our Articles of Incorporation to increase the authorized shares of common stock to 500,000,000 shares to provide for the Reverse Acquisition.

4. To elect Mark Bergendahl and Bradley J. Wilhite to serve as our board of directors until our next annual meeting, effective upon the closing of the Reverse Acquisition.

5. To ratify the appointment and continuation of Clumeck, Stern, Phillips & Schenkelberg, Certified Public Accountants, as our auditors after the closing of the Reverse Acquisition.

6. To sell the golf assets of McHenry as the board of directors may deem expedient and for the best interests of McHenry.

              WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved the actions in connection with the above-referenced Reverse Acquisition and has determined that the consideration to our shareholders is fair for our acquisition of BSHC.

Holders of approximately 56% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to shareholders.

By Order of the Board of Directors,


/s/ Bradley J. Wilhite
--------------------------------------------
Bradley J. Wilhite, President and C.E.O.

          The date of this Information Statement is September 12, 2001

                             II. SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this Information Statement and may not contain all the information that is important to you. If you wish to understand the transaction fully, you should carefully read this entire Information Statement and the documents to which it refers. The Plan of Reorganization and Acquisition ("POR") is attached as Annex A to this Information Statement. It is the definitive legal document that governs the transaction.

A. THE PARTIES

McHenry Metals Golf Corp. ("McHENRY," "WE," "OUR," "US"):

McHenry Metals Golf Corp. is a Nevada corporation formed on October 31, 1985. McHenry designs, develops, and markets premium golf clubs, competing on the basis of its proprietary, innovative product designs, product quality, usage on the professional golf tours, and mix of sales and distribution channels. McHenry is a public company whose securities are quoted on the over-the-counter Bulletin Board under the symbol "GLFN."

BUSINESS SYSTEMS HOLDING CORPORATION ("BSHC"):

BSHC is a private Nevada corporation, which was formed in May 2001 to acquire, assimilate, and operate a nationwide network of firms providing value-added services, systems, and support to emerging growth companies and small businesses. These essential services generally include financial, accounting, human resource management, legal and compliance, technology, business development, consulting, and other infrastructure support services, which help smaller companies to develop their business, pursue growth, control costs, and manage risks.

B. KEY TERMS OF THE PLAN OF REORGANIZATION

McHenry will acquire 10,000,000 shares of BSHC stock, being 100% of its issued and outstanding stock, in exchange for 224,028,459 shares of McHenry common stock, being 90% of its issued and outstanding stock.

By majority consent, our shareholders of record on September 12, 2001 approved the acquisition of BSHC, in accordance with the terms of the POR as attached. Our shareholders also approved an amendment to our Articles of Incorporation to change our corporate name to a new name to be determined upon effectuation of the Reverse Acquisition, an amendment to our Articles of Incorporation to increase our authorized shares of common stock to 500,000,000 to provide for the Reverse Acquisition, to elect Mark Bergendahl and Bradley J. Wilhite to serve as our board of directors until our next annual meeting, and to ratify the appointment and continuation of Clumeck, Stern, Phillips & Schenkelberg, Certified Public Accountants as our auditors.

BSHC will operate as a wholly owned subsidiary of McHenry and may be provided funding by subsequent private or public financings.

C. REASONS FOR ENGAGING IN THIS TRANSACTION

McHenry is desirous of completing this transaction to improve its prospects for increasing shareholder value. The business services industry, in which BSHC is engaged, is growing rapidly and BSHC's business plan outlines an acquisition strategy involving existing and profitable business services firms to be assimilated and operated under a national banner. BSHC has a strong team of capable and experienced managers who, in turn, have key relationships within the field of business services, financial services, mergers and acquisitions, and business consulting.

D. VOTE REQUIRED FOR APPROVAL OF TRANSACTION

Nevada Revised Statutes ("NRS") Ann. Section 78.565 provides that the actions of a corporation may be approved upon such terms and conditions as its board of directors may deem expedient and for the best interests of the corporation when authorized by a vote of the holders of a majority of the stock. Section 78.320 of the NRS permits stockholders to approve such an action by written consent without the necessity of a shareholders meeting.

E FEDERAL TAX CONSEQUENCES OF THE TRANSACTION

IRC sections 354 and 368 state that no gain or loss shall be recognized (by the corporations) if the acquiring corporation acquires the target's stock solely in exchange for its own voting stock and the acquiring corporation is in control of the target immediately after the acquisition. IRC section 368(c) defines control to represent 80% of the total combined voting power of all classes of stock. The acquisition of BSHC as a wholly-owned subsidiary is considered to be a reverse acquisition in which BSHC will acquire control of McHenry. The shares issued by McHenry to be distributed to BSHC will be equivalent voting shares. The POR appears to satisfy these IRC sections.

                         III. THE PLAN OF REORGANIZATION

A. BACKGROUND OF THE OFFER AND THE PLAN OF REORGANIZATION

McHenry and BSHC began discussing the merits of a business combination in May 2001. After having conducted extensive due diligence, our management was able to give us the appropriate information on which to base our decision to propose a transaction whereby we would acquire 100% of the shares of BSHC for the issuance of new shares of our common stock. A letter of intent was executed between the Parties on June 20, 2001. This letter of intent was subject to the completion of mutually satisfactory due diligence examinations.

Our legal counsel was then requested to prepare a Plan of Reorganization and Acquisition ("POR"). That POR was entered into on August 24, 2001. Our majority shareholders, having approximately 56% of the outstanding shares, agreed to approve this transaction by written consent as permitted by the NRS. A copy of the POR is attached as Annex "A."

B. PARTIES TO THE AGREEMENT AND PLAN OF REORGANIZATION

     1. EXECUTIVE OFFICES OF PARTIES

McHenry's executive offices are at 2588 El Camino Real, F-315, Carlsbad, California 92008, telephone: (760) 929-0015, and fax: (760) 722-3366.

BSHC's executive offices are located at 18881 Von Karman, Suite 1630, Irvine, CA 92612, telephone: (949) 756-1010, and fax: (949) 756-1090.

     2. ABOUT McHenry'S BUSINESS

McHenry Metals Golf Corp., also referred to as the "Company," is a public company whose stock is quoted on the over-the-counter Bulletin Board under the symbol "GLFN."

McHenry was incorporated in Utah on October 31, 1985, originally under the name of White Pine, Inc. The Company was organized initially for the purpose of creating a vehicle to obtain capital and to seek out, investigate and acquire interests in products and businesses with the potential for profit. The Company changed its corporate domicile to the State of Nevada in March 1994.

McHenry Metals, Inc. ("MMI") was incorporated in January 1997, under the laws of the State of Illinois. MMI was founded by the late Gary V. Adams, who became known as "the father of the metal driver," and was founder and former chairman of TaylorMade Golf Company, now one of the largest golf equipment companies in the world. Mr. Adams assembled a management team along with a carefully selected group of investors, consultants, and advisors to launch MMI as a golf equipment company developing and marketing unique, proprietary golf clubs.

On April 1, 1997, the Company (which was then known as Micro-ASI International, Inc.) entered into an Agreement and Plan of Reorganization with MMI and changed its name to McHenry Metals Golf Corp. Pursuant to the Agreement, the Company forward split its common stock on a 2.2 for 1 basis, increasing the number of shares outstanding from 577,770 shares to 1,271,094 shares. The Company then issued 5,650,000 post split shares of its authorized but previously unissued common stock to acquire all the issued and outstanding stock of MMI in a stock for stock exchange (the "Acquisition") whereupon MMI became a wholly-owned subsidiary of the Company. The Acquisition was treated as a "reverse merger" for accounting purposes and MMI was deemed to be the successor entity with a recapitalization of the stockholders equity portion of its financial statements. In conjunction with the Acquisition, the Company declared a distribution to shareholders of record as of March 31, 1997, (immediately prior to the Acquisition) of 1,271,094 Series A Warrants to be distributed in the future, upon effectiveness of a registration statement covering the offer and sale of shares issuable upon exercise of such warrants. Effective December 31, 1998, the assets and liabilities of MMI were assumed by the Company and MMI was dissolved.

McHenry has competed in the driver and fairway wood category of the golf equipment industry based on its innovative product designs, product quality, usage on the professional golf tours, and mix of sales and distribution channels. Since 1998, McHenry has marketed and distributed a complete line of TourPure(R) drivers and fairway woods, the first to combine the forgiveness of titanium with the power of tungsten. Net sales in 1998, the Company's first year to realize revenues from golf equipment sales, were approximately $3.2 million. Net sales increased in 1999 to $3.6 million, then declined during 2000 to approximately $1.6 million. As of December 31, 2000, the Company had seven full-time employees and three independent contractors. The Company's president and a board member have also filled sales and marketing roles since 1999.

Current information about McHenry, including financial statements, can be found in our Annual Report filed on Form 10-KSB for the year ending December 31, 2000 which is enclosed herewith and our quarterly reports for the periods ending March 31, 2001 and June 30, 2001 filed on Forms 10-QSB. These reports, as well as additional information on McHenry, can be found in our public filings that can be accessed electronically through the use of the Securities and Exchange Commission's ("SEC") EDGAR database at http://www.sec.gov, as well as from commercial websites providing SEC filings and by such other means from the offices of the SEC as detailed herein with respect to McHenry's public filings.

     3. ABOUT BSHC'S BUSINESS

Business Systems Holding Corporation, a private Nevada corporation, was formed in May 2001 to acquire, assimilate, and operate a nationwide network of firms providing value-added services, systems, and support to emerging growth companies and small businesses. These essential services generally include financial, accounting, human resource management, legal and compliance, technology, business development, consulting, and other infrastructure support services, which help smaller companies to develop their business, pursue growth, control costs, and manage risks.

BSHC is pursuing an aggressive acquisition strategy to combine existing and profitable business services firms to a form a nationwide enterprise operating under a common banner.

In May 2001, BSHC entered into a transaction to acquire Enstructure, Inc., a private Nevada corporation specializing in human resource management services.

In June 2001, BSHC signed a letter of intent to acquire a Midwest-based business services firm that specializes in human resource management services. The firm's trailing revenue over the past twelve months is approximately $70 million with earnings before interest, taxes, depreciation, and amortization (EBITDA) of approximately $750,000.

BSHC intends to establish a national presence through the acquisition of selected business services firms in key metropolitan markets known for business growth and vitality. BSHC plans to offer to its client companies a comprehensive menu of essential services, generating incremental revenue and profit to BSHC.

C. MERGERS, CONSOLIDATION, ACQUISITIONS AND SIMILAR MATTERS

The Plan of Reorganization and Acquisition ("POR") between BSHC and McHenry, attached hereto as Annex A, is the governing document for this transaction. To understand this transaction completely, the POR should be read in its entirety. A summary of the terms of the POR are set forth in Section E that follows.

D. RECOMMENDATION AND REASONS OF THE MCHENRY BOARD FOR ENGAGING
   IN THE TRANSACTION

The Board has approved the adoption of the POR and recommended it for approval by a majority of the shareholders.

McHenry management has been actively seeking a business combination with an entity that would offer the potential for revenue generation, profitability, growth, and, in turn, increased shareholder value. Management believes that the acquisition of BSHC provides that opportunity for McHenry shareholders.

The business services industry is expanding rapidly as smaller companies throughout the United States increasingly look to outsource critical administrative functions so they can focus on their core business of delivering a product or service to the marketplace. BSHC has a strong team of capable and experienced managers who understand this market dynamic and have a network of key relationships within the fields of business services, financial services, mergers and acquisitions, and business consulting that will help BSHC provide a comprehensive menu of essential services to emerging growth companies and small businesses.

E. MATERIAL TERMS OF AGREEMENT AND PLAN OF REORGANIZATION - SUMMARY
   OF TRANSACTION

The following is a summary of the key provisions of this transaction:

     o Our Articles of Incorporation will be amended to increase the authorized shares of common stock to 500,000,000.

     o Our Articles of Incorporation will be amended to change our corporate name to a new name to be determined upon effectuation of the Reverse Acquisition.

     o We will issue 224,028,459 shares of our common stock to BSHC such that BSHC will own 90% of the total outstanding shares of McHenry.

     o BSHC will issue 10,000,000 shares of their common stock to McHenry such that McHenry will own 100% of the total outstanding stock of BSHC and BSHC will be our wholly-owned subsidiary.

     o All current officers and directors of McHenry will resign and Mark Bergendahl and Bradley J. Wilhite will be elected to the Board of Directors of McHenry.

     o    There is no cash consideration to be paid for the transaction.

     o    Each party will bear their own expenses related to the transaction.

F. REGULATORY APPROVALS REQUIRED

No federal or state regulatory requirements must be complied with except for compliance with the Federal Proxy Rules of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to which this Information Statement is being sent to you. Approval must be obtained and has been from the shareholders of McHenry that own a majority of the outstanding shares under Nevada law.

Within no less than 15 days after the date of closing of this transaction, we must file a Current Report on Form 8-K announcing the closing of this transaction. Within no less than 60 days of the final day to file the Current Report on Form 8-K, we must file an amendment to that report providing financial statements for the Reverse Acquisition.

G. FEDERAL TAX CONSEQUENCES OF THE TRANSACTION

IRC sections 354 and 368 state that no gain or loss shall be recognized (by the corporations) if the acquiring corporation acquires the target's stock solely in exchange for its own voting stock and the acquiring corporation is in control of the target immediately after the acquisition. IRC section 368(c) defines control to represent 80% of the total combined voting power of all classes of stock. The acquisition of BSHC as a wholly-owned subsidiary is considered to be a reverse acquisition in which McHenry will acquire control of BSHC. The shares issued by McHenry to be distributed to BSHC will be equivalent voting shares. The POR appears to satisfy these IRC sections.

In addition to the formal requirements of the IRC, the transaction must meet certain substantive non-statutory requirements developed through case law and IRS regulations. These non-statutory rules may change what is in form a reorganization into a taxable transaction. These two requirements are "Continuity of Interest" and "Continuity of Business Enterprise." Continuity of Interest requires that a substantial part of the value of the proprietary interest in the target must be preserved. Again the POR appears to satisfy this requirement. Continuity of Business Enterprise requires the acquiring corporation to continue to use the target's historic business or a significant portion of the target's historic business assets in the business. McHenry will preserve BSHC's business and continue to use BSHC's assets in the wholly-owned McHenry subsidiary.

BSHC will receive no other consideration than shares of McHenry stock. Based upon this assumption, the transaction should not be taxable to BSHC. Any other transaction entered into between any of the shareholders or debtors of McHenry with BSHC or its shareholders, if determined to be part of the exchange, may disqualify the nontaxable status of the exchange.

                        IV. POSSIBLE SALE OF GOLF ASSETS

Due to McHenry's plan to pursue growth within the business services industry and the full commitment of its resources to that endeavor, it may be beneficial to McHenry to sell off its golf related assets, either before or after the closing of the Reverse Acquisition. The majority shareholders have authorized the board of directors of McHenry to take such action if the board determines such a sale to be in the best interests of McHenry. Therefore, the board of directors may sell, lease or exchange the golf-related property and assets of McHenry upon such terms and conditions as the board of directors may deem expedient and for the best interests of McHenry.

                             V. GENERAL INFORMATION

This Information Statement is furnished by our Board of Directors in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the actions:

     1. To acquire all of the issued and outstanding shares of stock of Business Systems Holding Corporation ("BSHC"), as a wholly owned subsidiary in exchange for the issuance of 224,028,459 shares of our common stock, subject to satisfaction of the terms and conditions set forth in the Plan of Reorganization and Acquisition ("Reverse Acquisition"), a copy of which is attached (see Annex A of Information Statement).

     2. To amend our Articles of Incorporation to change our corporate name to a new name to be determined upon effectuation of the Reverse Acquisition.

     3. To amend our Articles of Incorporation to increase the authorized shares of common stock to 500,000,000.

     4. To elect Mark Bergendahl and Bradley J. Wilhite to serve as our board of directors until our next annual meeting.

     5. To ratify the appointment and continuation of Clumeck, Stern, Phillips & Schenkelberg, Certified Public Accountants as our auditors.

     6. To sell the golf assets of McHenry as the board of directors may deem expedient and for the best interests of McHenry.

A. DATE, TIME AND PLACE INFORMATION

There WILL NOT be a meeting of shareholders and none is required under the NRS when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock.

This Information Statement is first being mailed on or about September 24, 2001 to the holders of common stock as of the Record Date. Under federal law, the Record Date was determined as the date that the first public announcement was made of the Plan of Reorganization and Acquisition.

PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. McHenry is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by McHenry can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at commercial Internet sites that provide copies of SEC filings. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York New York, 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting us at telephone: (760) 929-0015, or fax:
(760) 722-3366.

This acquisition of BSHC is described in more detail under the section entitled "Annex A - Plan of Reorganization and Acquisition." If these conditions are satisfied, then under federal law this transaction will not be effective until at least 20 days after this Information Statement was mailed to you.

B. DISSENTERS' RIGHTS

Under the NRS, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as provided in this Information Statement.

C. VOTING SECURITIES

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 24,892,051 are issued and outstanding as of the Record Date. Each outstanding share is entitled to one vote. Only shareholders of record at the close of business on the Record Date are entitled to notice. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by McHenry from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of McHenry, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Our Articles of Incorporation also authorize the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, none of which have been issued. We currently have no plans to issue any preferred stock. McHenry's Board of Directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

NRS Section 78.320 permits stockholders to approve actions by written consent without the necessity of a shareholders meeting. A majority of our shareholders, owning approximately 56% of the outstanding shares, has approved, by written consent, the actions in connection with the POR.

D.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the date of this Information Statement by:
(i) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.


--------------------------------------- ---------------------------- ------------------------------
           Name and Address of                Number of Shares           Percent of Total Shares
             Beneficial Owner               Beneficially Owned(1)              Outstanding
--------------------------------------- ---------------------------- ------------------------------
Theodore Aroney(2)
7220 Arenal Lane
Carlsbad, CA 92009                                        2,692,500                          10.8%
--------------------------------------- ---------------------------- ------------------------------
Mark Bergendahl(3)
1278 Glenneyre, Suite 217
Laguna Beach, CA  92651                                     795,500                           3.2%
--------------------------------------- ---------------------------- ------------------------------
Henry J. Fleming, Jr.(4)
1322 Surrey Court
Algonquin, IL 60102                                         302,500                           1.2%
--------------------------------------- ---------------------------- ------------------------------


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage beneficially owned is based on a total of 24,892,051 shares of Common Stock issued and outstanding as of September 12, 2001. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 12, 2001 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Includes 350,000 shares not presently outstanding, which Mr. Theodore Aroney (Chairman) has the right to acquire as follows: 150,000 shares through the exercise of outstanding options at $0.22 per share through January 5, 2005; and 200,000 shares through the exercise of outstanding warrants at $1.00 per share through November 19, 2001.

(3) Includes 150,000 shares not presently outstanding, which Mr. Mark Bergendahl (Vice Chairman) has the right to acquire through the exercise of outstanding options at $0.20 per share through January 5, 2005.

(4) Includes 295,000 shares not presently outstanding, which Mr. Henry J. Fleming, Jr. (Director) has the right to acquire through the exercise of outstanding options at $0.50 per share through January 5, 2002.

--------------------------------------- ---------------------------- ------------------------------
           Name and Address of                Number of Shares           Percent of Total Shares
             Beneficial Owner               Beneficially Owned(1)              Outstanding
--------------------------------------- ---------------------------- ------------------------------
Sal Lupo(5)
41 Antigua
Dana Point, CA 92629                                        408,333                           1.6%
--------------------------------------- ---------------------------- ------------------------------
--------------------------------------- ---------------------------- ------------------------------
Bradley J. Wilhite(6)
2588 El Camino Real, F-315
Carlsbad, CA 92008                                          905,000                           3.6%
--------------------------------------- ---------------------------- ------------------------------
--------------------------------------- ---------------------------- ------------------------------
All officers and directors as a group
(5 people)                                                5,103,833                          20.5%
--------------------------------------- ---------------------------- ------------------------------
--------------------------------------- ---------------------------- ------------------------------
Bobby Clampett
232 Devonbrook Lane
Cary, NC  27511                                           1,483,500                           6.0%
--------------------------------------- ---------------------------- ------------------------------
--------------------------------------- ---------------------------- ------------------------------
Sidney H. Craig
11355 N. Torrey Pines
La Jolla, CA 92037                                        1,400,000                           5.6%
--------------------------------------- ---------------------------- ------------------------------

(5) Includes 50,000 shares not presently outstanding, which Mr. Sal Lupo (Director) has the right to acquire through the exercise of outstanding warrants at $1.38 per share through March 31, 2004.

(6) Includes 600,000 shares not presently outstanding, which Mr. Bradley J. Wilhite (President, Chief Executive Officer and Director) has the right to acquire through the exercise of outstanding options at $0.20 per share through January 5, 2005.

(7)  Member of the Executive Committee.

(8)  Member of the Compensation/Stock Option Plan Committee.

(9)  Member of the Audit Committee.




E. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during our 2000 fiscal year, all such filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with.

F. DIRECTORS AND EXECUTIVE OFFICERS

     1. Biographical Information

Following is biographical information on our current directors and executive officers:

Name/Address                          Age               Served Since                         Position
------------                          ---               ------------                         --------
Theodore Aroney(7)(8)                  61                April 1997          Chairman of the Board and Secretary
Mark Bergendahl(7)(9)                  41                April 1997          Vice Chairman of the Board
Henry J. Fleming, Jr.(8)(9)            58                April 1997          Director
Sal Lupo                               68                April 1997          Director
Bradley J. Wilhite(7)                  37                April 1997          President, CEO, and Director


Except for Messrs. Aroney, Bergendahl, Fleming and Lupo, each of these individuals devoted full time to the Company as employees during 2000. There are no family relationships among executive officers or directors of the Company. A brief description of these individuals and their background and business experience follows:

Theodore Aroney - Mr. Aroney is a founding director and Chairman of the Board of McHenry Metals Golf Corp. Mr. Aroney was also a founding director and private investor in Odyssey Golf, which developed an innovative putter that became #1 in the world, and was later sold to Callaway Golf for $130 million. Mr. Aroney is currently the owner of Halo Farms Breeding and Racing Operation for thoroughbred horses, an operation he has been associated with since 1970. Mr. Aroney is a private investor and consultant with experience in many other businesses.

Mark A. Bergendahl - Mr. Bergendahl is a founding director and Vice Chairman of the Board of McHenry Metals Golf Corp. Mr. Bergendahl was also an initial director and private investor in Odyssey Golf, which developed an innovative putter which became #1 in the world, and was later sold to Callaway Golf for $130 million. Mr. Bergendahl has served as president of Redfield Taylor & Associates, Inc., a corporate finance and investment firm that focuses on emerging growth companies, and he continues to serve as managing partner of Edie-Wig-BB, a California investment partnership. Mr. Bergendahl has held positions such as director of marketing, corporate managing director, and president of Gloria Marshall Figure Salons, a national retail services weight loss company in Australia. Mr. Bergendahl is a graduate of the Entrepreneurship Program at the University of Southern California in Los Angeles, California.

Henry J. Fleming, Jr. - Mr. Fleming is a founding board member of McHenry Metals Golf Corp. and the former treasurer of TaylorMade Golf Company, a position he held during the company's formative years. Mr. Fleming is currently the president of Fleming and Company, Certified Public Accountants. Practicing as a certified public accountant since 1973, Fleming has had extensive experience working with private industry. He has also been involved with Allison America, a manufacturer of tanning beds, Ex-Tec Plastics and Advantage Rental, Inc. Fleming serves on the board of directors of Amcore Bank Northwest and with various closely held corporations. Fleming graduated with a Bachelor of Arts degree in accounting from Lewis College in Lockport, Illinois.

Sal Lupo - Mr. Lupo is a founding board member of McHenry Metals Golf Corp. and assisted the late Gary V. Adams with the launch of the McHenry Metals(R) brand in 1997. Mr. Lupo also provided marketing planning and execution support for the introduction and development of the TaylorMade Golf Company as well as Aldila, United Sports Technologies, Wilson, Cleveland Golf, and Tiger Shark. Mr. Lupo previously held marketing and management posts at Helene Curtis Industries, including new products manager, corporate director of marketing and president of the Hair Fashions Division.

Bradley J. Wilhite - Mr. Wilhite, President, Chief Executive Officer, and Director of McHenry Metals Golf Corp., has been with the Company since its founding in 1997. Prior to 1997, Mr. Wilhite had ten years of experience with two of the nation's largest banking organizations, NationsBank (now Bank of America) and First Union Corporation (now Wachovia Corporation). During his career in the financial services industry, Mr. Wilhite served as a corporate banker working with emerging growth companies, managed several lines of business, directed successful commercial and consumer product launches, and led numerous merger and acquisition teams. Mr. Wilhite received a Bachelor's degree in Business Administration and Finance from Texas Christian University in Fort Worth, Texas and a Master's degree in Business Administration and Marketing from Wichita State University in Wichita, Kansas.

Following are the proposed new directors and executive officers of McHenry to become effective upon the closing of the Reverse Acquisition:

Name/Address                      Age                Position
------------                      ---                --------

Mark Bergendahl                    41                Chairman and C.E.O.
1278 Glenneyre, Suite 217
Laguna Beach, CA  92651

Bradley J. Wilhite                 37                President and Director
2588 El Camino Real, F-315
Carlsbad, CA  92008

These officers and directors' biographical information appears above.

     2. INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

The members of our Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

G. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides certain summary information concerning compensation earned, for services rendered in all capacities to the Company, for the fiscal years ended December 31, 2000, 1999 and 1998. These persons are collectively referred to as "Named Executive Officers."

                           Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------------
                               Annual Compensation                         Long Term Compensation
---------------- ------- --------------------------------------- ------------------------------------------ -----------------
                                                                             Awards               Payouts
---------------- ------- ------------ --------- ---------------- ------------------------------- ---------- -----------------
   Name and       Year   Salary ($)   Bonus      Other annual     Restricted      Securities        LTIP       All other
   Principal                            ($)      compensation       stock         Underlying       payouts  compensation ($)
   Position                                           ($)        award(s) ($)    Options/SARs        ($)
                                                                                    (#)(9)
---------------- ------- ------------ --------- ---------------- ------------- ----------------- ---------- -----------------
Gary V. Adams,   2000    $     -0-     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
Former CEO       1999    $  67,500     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
                 1998    $ 134,600     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
---------------- ------- ------------ --------- ---------------- ------------- ----------------- ---------- -----------------
Mark Bergendahl  2000    $ 109,125     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
Director         1999    $     -0-     $-0-          $-0-             $40,000             -0-       $-0-       $-0-
                 1998    $     -0-     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
---------------- ------- ------------ --------- ---------------- ------------- ----------------- ---------- -----------------
Sal Lupo10       2000    $     -0-     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
Director         1999    $  32,100     $-0-          $-0-             $-0-             50,000       $-0-       $-0-
                 1998    $ 105,400     $-0-          $-0-             $-0-                -0-       $-0-       $-0-
---------------- ------- ------------ --------- ---------------- ------------- ----------------- ---------- -----------------
Gary Moles,      2000    $ 104,583     $-0-          $-0-             $-0-            150,000       $-0-       $-0-
Former           1999    $  99,800     $-0-          $-0-             $30,000             -0-       $-0-       $-0-
C.O.O.           1998    $  95,800     $-0-          $-0-             $-0-            225,000       $-0-       $-0-
---------------- ------- ------------ --------- ---------------- ------------- ----------------- ---------- -----------------
Bradley J.       2000    $ 138,125     $-0-          $-0-             $-0-            275,000       $-0-       $-0-
Wilhite,         1999    $ 140,300     $-0-          $-0-             $40,000             -0-       $-0-       $-0-
Pres, CEO, and   1998    $  83,700     $-0-          $-0-             $-0-            325,000(11)   $-0-       $-0-
Director
---------------- ------- ------------ --------- ---------------- ------------- ----------------- ---------- -----------------


----------

(9) Indicated below is a list of each Named Executive Officer along with the number and value of restricted stock holdings as of December 31, 2000. The value has been calculated using the closing market price of the Company's unrestricted stock on December 31, 2000:

     a)   Mr. Adams' estate held 1,259,250 shares with a value of $100,740.

     b)   Mr. Wilhite held 305,000 shares with a value of $24,400.

     c)   Mr. Lupo held 358,333 shares with a value of $28,667.

     d)   Mr. Moles held 250,000 shares with a value of $20,000.

(10) Mr. Lupo was a Director of the Company and served as Senior Vice President-Marketing from April 1997 through June 30, 1998 and then as Executive Vice President until March 31, 1999. Subsequent to March 31, 1999, Mr. Lupo served as a Director of the Company.

(11) Includes 100,000 shares originally granted on September 29, 1997 with a five (5) year term and an exercise price of $4.125 per share, which were cancelled and regranted pursuant to the January 5, 2000 cancellation/regrant program.

Aggregated Option Exercises and Fiscal Year End Values

No options were exercised by the Company's Chief Executive Officer or the other Named Executive Officers during the fiscal year ended December 31, 2000. The following table sets forth information concerning option holdings for such fiscal year with respect to the Company's Chief Executive Officer and each of the other Named Executive Officers. The fair market value of the Common Stock at fiscal year-end was $0.08 per share, based on the average of the highest bid and lowest ask price as quoted on the OTC Bulletin Board. No stock appreciation rights were exercised or outstanding during such fiscal year.

                      Option/SAR Grants in Last Fiscal Year
                                Individual Grants

                         Number of Securities            Value of Exercised
                         Underlying Unexercised        In-The-Money Options
Name                  Options at Fiscal Year End(#)    at Fiscal Year End($)
                      Exercisable    Unexercisable    Exercisable  Unexercisable
Bradley J. Wilhite       600,000           -0-           $ -0-         $ -0-
Sal Lupo                  52,667           -0-           $ -0-         $ -0-
Gary Moles               375,000           -0-           $ -0-         $ -0-

Compensation of Directors

Fees and Expenses

Directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings. Directors receive no additional remuneration for serving as Directors.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Employment Agreement with Gary V. Adams

On April 1, 1997, the Company entered into an employment agreement with Mr. Gary Adams, former Chairman and CEO, which terminated upon the death of Mr. Adams on January 2, 2000.

Employment Agreement with Bradley J. Wilhite

The Company entered into an employment agreement with Mr. Bradley J. Wilhite, President, Chief Executive Officer, and Director, for a period of one year commencing in April 1997. This agreement automatically renews for succeeding terms of one year unless either party gives notice to the other at least sixty
(60) days prior to the expiration of any term of his or its intention not to renew. Mr. Wilhite is required to devote his full-time business efforts to the Company for which he is paid an annual salary, initially at a rate of $5,000 per month for the months of May and June 1997 and thereafter at the rate of $94,800 per year. Mr. Wilhite's salary was later increased to $135,000 per year. This agreement also provided Mr. Wilhite with 100,000 shares of the Company's restricted common stock.

Change in Control Arrangements

The Company currently has no compensatory plan or arrangement for the benefit of any officer, director or employee resulting from the resignation, retirement or any other termination of such officer, director or employee or from a change-in-control of the Company.

H. AMENDMENTS OF CHARTER, BYLAWS OR OTHER DOCUMENTS

By majority shareholder consent, proposals numbered 2 and 3 have been approved such that our Articles of Incorporation will be amended to change our corporate name to a new name to be determined upon effectuation of the Reverse Acquisition and to increase our authorized number of shares of common stock to 500,000,000 upon effectuation of the POR.

                                   SIGNATURES


By Order of the Board of Directors of
MCHENRY METALS GOLF CORP.



September 12, 2001



    /s/ Bradley J. Wilhite                           /s/ Theodore Aroney
---------------------------------------     ------------------------------
By: Bradley J. Wilhite                      By:      Theodore Aroney
    President, Chief Executive Officer      Chairman of the Board and
    and Director                                     Secretary

                                VI. EXHIBIT INDEX


Annex A. Plan of Reorganization and Acquisition, including Amendment

                                     ANNEX A

                     PLAN OF REORGANIZATION AND ACQUISITION

                     PLAN OF REORGANIZATION AND ACQUISITION
                                    BY WHICH
                            MCHENRY METALS GOLF CORP.
                             (A NEVADA CORPORATION)
                                  SHALL ACQUIRE
                      BUSINESS SYSTEMS HOLDING CORPORATION
                             (A NEVADA CORPORATION)

         This PLAN OF REORGANIZATION AND ACQUISITION ("Agreement") is made and dated this 24th day of August, 2001 by and between the above referenced corporations, and shall become effective on "the Closing Date" as defined herein.

                            I. THE INTERESTED PARTIES


A. THE PARTIES TO THIS AGREEMENT

     1.   McHenry Metals Golf Corp., a Nevada corporation ("McHenry").

     2.   Business Systems Holding Corporation, a Nevada corporation ("BSHC").

     3. McHenry and BSHC may be referred to collectively herein as the "Parties."

                                  II. RECITALS

A. THE CAPITAL OF MCHENRY AND BSHC

     1. The capital of McHenry consists of 50,000,000 shares of common stock, $0.001 par value, authorized, of which 24,892,051 are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of preferred stock, $.001 par value, authorized, of which none are issued and outstanding as of the date of this Agreement.

     2. The capital of BSHC consists of 25,000,000 shares of common stock, $0.001 par value, authorized, of which no shares are issued and outstanding.

B. THE BACKGROUND FOR THE ACQUISITION

     McHenry desires to acquire BSHC and the directors of BSHC wish to be acquired by a public company.

                   III. CONDITIONS PRECEDENT TO REORGANIZATION

A. DIRECTOR APPROVAL

     The Board of Directors of the Parties respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the acquisition by McHenry of BSHC, in accordance with IRS
Section 354(a) and 368(a).

B. SHAREHOLDER APPROVAL

     The shareholders of the Parties shall have approved the acquisition and this Agreement and each shall have been approved and adopted by the Board of Directors of the Parties in a manner consistent with the laws of its respective jurisdiction and its respective constituent documents.

C. EFFECTIVE DATE

     This Plan of Reorganization and Acquisition shall become effective on a date designated hereinafter as the "Closing Date", provided that the following conditions precedent shall have been met, or waived in writing by the Parties:

     1. On or prior to the Closing Date, McHenry shall have increased its authorized capital to 500,000,000 common shares.

     2. Each Party shall have furnished to the other Party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If any Party determines that there is a reason not to complete this Plan of Reorganization and Acquisition as a result of their due diligence examination, then they must give written notice to the other Parties prior to the expiration of the due diligence examination period. The Due Diligence period, for purposes of this paragraph, shall expire on a date determined by the Parties, which shall be no later than sixty days after the Closing Date.

     3. This Plan of Reorganization and Acquisition shall have been approved by the holders of more than one-half of the common shares of the Parties.

     4. The rights of all dissenting shareholders, if any, of each Party shall have been satisfied and the Board of Directors of each Party shall have determined to proceed with this Plan of Reorganization and Acquisition.

     5. All of the terms, covenants and conditions of this Plan of Reorganization and Acquisition to be complied with or performed by each Party for Closing shall have been complied with, performed or waived in writing.

     6. The representations and warranties of the Parties, contained in this Plan of Reorganization and Acquisition, as herein contemplated, except as amended, altered or waived by the Parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each Party shall provide the other with a corporate certificate, of a director of each Party, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such Party are true and correct as of that date. The form and substance of each Party's certification shall be in form reasonably satisfactory to the other.

D. TERMINATION

     This Plan of Reorganization and Acquisition may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the Parties: (i) by mutual consent of the Parties; or (ii) by any Party if any other Party is unable to meet the specific conditions precedent applicable to its performance within a reasonable time. In the event that termination of this Plan of Reorganization and Acquisition occurs, as provided above, this Plan of Reorganization and Acquisition shall forthwith become void and there shall be no liability on the part of any Party or its respective officers and directors.

                             IV. PLAN OF ACQUISITION

A. REORGANIZATION AND ACQUISITION

     McHenry and BSHC are hereby reorganized, such that McHenry shall acquire all the capital stock of BSHC with all of its current assets, liabilities and businesses, and BSHC shall become a wholly owned subsidiary of McHenry Metals Golf Corp. (the "Reorganization"). McHenry Metals Golf Corp. may change its corporate name and shall increase the number of authorized shares of common stock to 500,000,000.

B. SURVIVING CORPORATION

     Both McHenry and BSHC shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of their respective jurisdiction. The resulting parent corporation is the entity responsible for the rights of dissenting shareholders, if any.

C. SURVIVING ARTICLES OF INCORPORATION

     The Articles of Incorporation of both McHenry and BSHC shall remain in full force and effect, unchanged, except as specified herein.

D. SURVIVING BYLAWS

     The Bylaws of both McHenry and BSHC shall remain in full force and effect, unchanged.

E. ISSUANCE OF STOCK

     At Closing, McHenry shall issue and deliver a stock certificate to BSHC representing a total of 224,028,459 newly issued shares of its common stock.

     Also at the Closing, BSHC shall issue and deliver a stock certificate to McHenry representing a total of 10,000,000 newly issued shares of its common stock.

F. OTHER CONDITIONS OF ACQUISITION

     1. BSHC shall own all of the assets it currently owns except as may be sold or transferred in the ordinary course of business;

     2. Employment agreements will be in place for all key employees of BSHC;
and

     3. Subject to the Closing of the transaction, the present directors of McHenry shall resign and the following nominees of BSHC shall be elected to serve in their stead: Mark Bergendahl and Bradley J. Wilhite.

G. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING

     The Directors of each Party shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and all Parties covenant hereby to deal fairly and in good faith with each other and each others shareholders.

                V. GENERAL MUTUAL REPRESENTATIONS AND WARRANTIES

     The purpose and general import of the Mutual Representations and Warranties are that each Party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct.

A. ORGANIZATION AND QUALIFICATION

     Each Party warrants and represents that it is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

B. CORPORATE AUTHORITY

     Each Party warrants and represents that it has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

C. OWNERSHIP OF ASSETS AND PROPERTY

     Each Party warrants and represents that it has lawful title and ownership of its property as reported to the other, and as disclosed in its financial statements.

D. ABSENCE OF CERTAIN CHANGES OR EVENTS

     Each Party warrants and represents that there are no material changes of circumstances or events which have not been fully disclosed to the other Party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.

E. ABSENCE OF UNDISCLOSED LIABILITIES

     Each Party warrants and represents specifically that it has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

F. LEGAL PROCEEDINGS

     Each Party warrants and represents that there are no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

G. NO BREACH OF OTHER AGREEMENTS

     Each Party warrants and represents that this Agreement, and the faithful performance of this Agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

H. CAPITAL STOCK

     Each Party warrants and represents that the issued and outstanding shares and all shares of capital stock of each Party, is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Party, except as has been disclosed to the other Party.

I. BROKERS' OR FINDER'S FEES

     Other than as described herein, each Party warrants and represents that it is aware of no claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either Party.

                               VI. INDEMNIFICATION

     BSHC shall, and from and after the Closing Date, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of McHenry (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of McHenry whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the full extent a corporation is permitted under the NRS to indemnify directors or officers.

     Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Closing Date), (i) the Indemnified Parties may retain counsel satisfactory to them and BSHC shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; and (ii) BSHC shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that BSHC shall not be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify BSHC (but the failure so to notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party), and shall deliver to BSHC the undertaking contemplated by the applicable sections of the NRS. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Parties agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Closing Date, shall survive the reverse acquisition and shall continue in full force and effect for a period of not less than seven years from the Closing Date; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

     The provisions of this section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of BSHC.

                       VII. DEFAULT, AMENDMENT AND WAIVER

A. DEFAULT

     Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Party, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

B. WAIVER AND AMENDMENT

     Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

                               VIII. MISCELLANEOUS

A. EXPENSES

     Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

B. NOTICES

     Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

         TO MCHENRY:                McHenry Metals Golf Corp.
                                    Attn:  Mr. Bradley J. Wilhite
                                    2588 El Camino Real, Suite F-315
                                    Carlsbad, California 92008
                                    Telephone:  (760) 929-0015
                                    Facsimile:   (760) 722-3366

         With copy to:              Senn Palumbo Meulemans, LLP
                                    Attn:  Lynne Bolduc, Esq.
                                    18301 Von Karman Avenue, Suite 850
                                    Irvine, CA 92612
                                    Telephone:  (949) 442-0300
                                    Facsimile:  (949) 251-1331

         TO BSHC:                   Business Systems Holding Corporation
                                    Attn:  Mark Bergendahl
                                    18881 Von Karman Avenue, Suite 1630
                                    Irvine, CA  92612
                                    Telephone:  (949) 756-1010
                                    Facsimile:  (949) 756-1090

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

C. ENTIRE AGREEMENT

     This Agreement, together with any schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

D. SURVIVIAL OF REPRESENTATIONS

     All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

E. INCORPORATION BY REFERENCE

     The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incidents hereto are incorporated as a part of this Agreement by reference.

F. REMEDIES CUMULATIVE

     No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

G. EXECUTION OF ADDITIONAL DOCUMENTS

     Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

H. GOVERNING LAW

     This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

I. FORUM

     Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

J. PROFESSIONAL FEES

     In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants' fees, and experts' fees.

K. BINDING EFFECT AND ASSIGNMENT

     This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

L. COUNTERPARTS; FACSIMILE SIGNATURES

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     This PLAN OF REORGANIZATION AND ACQUISITION is executed on behalf of each Party by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

MCHENRY METALS GOLF CORP.,
a Nevada corporation



         /s/ Theodore Aroney
------------------------------
BY:      Theodore Aroney
ITS:     Chairman of the Board



BUSINESS SYSTEMS HOLDING CORPORATION,
a Nevada corporation


         /s/ Mark Bergendahl
------------------------------
BY:      Mark Bergendahl
ITS:     Chairman of the Board

                                  AMENDMENT TO
                     PLAN OF REORGANIZATION AND ACQUISITION

     The following provisions are hereby incorporated into, and are hereby made a part of, that certain Plan of Reorganization and Acquisition by Which McHenry Metals Golf Corp. (a Nevada Corporation) Shall Acquire Business Systems Holding Corporation (A Nevada Corporation), dated August 24, 2001 (the "Agreement") and such provisions shall be effective retroactive to the date of the Agreement (the "Effective Date"). All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

     1. The following provision is hereby added to Section IV, Plan of Acquisition, of the Agreement:

          H. ANTI-DILUTION PROTECTION. The Parties agree that, until the sooner of twelve months after August 24, 2001 or until the total number of shares outstanding of McHenry on a fully diluted basis exceeds one billion shares of common stock (the "Anti-Dilution Period"), all McHenry shareholders of record as of the Record Date (the "Pre-Transaction Shareholders") shall maintain their percentage ownership and not suffer dilution of that ownership (the "Anti-Dilution Protection"). However, the Anti-Dilution Protection shall not apply to any new issuance of securities by McHenry that is equal to one million shares of common stock or less (the "Exemptive Amount"). If a reverse stock split is implemented during the Anti-Dilution Period, the total number of shares outstanding of McHenry on a fully diluted basis to which the Anti-Dilution Protection applies shall be correspondingly reduced in the amount of the reverse stock split. Further, the Anti-Dilution Protection shall not apply if:
          (i) during the Anti-Dilution Period, a Pre-Transaction Shareholder sells, assigns, or transfers in any way his or her securities, upon which event the Anti-Dilution Protection for those securities will immediately and automatically terminate; (ii) there is any issuance of securities directly related to capital investment into McHenry; (iii) there is any issuance of securities pursuant to conversion of McHenry debt to equity; (iv) there is any issuance of securities pursuant to compensation of consulting, or service agreements; or (v) there is any issuance of securities pursuant to management or employee compensation or board approved option plans (collectively, the "Anti-Dilution Exceptions"). It is expressly understood by the Parties that the purpose of the Anti-Dilution Protection is in anticipation of prospective future merger or acquisition transactions, which may consummate within the Anti-Dilution Period, which may result in shareholder dilution. If the Anti-Dilution Protection is triggered, McHenry or its successor in interest shall, within thirty calendar days of the date of closing of the event triggering the Anti-Dilution Protection, instruct its transfer agent to issue to the Pre-Transaction Shareholders that certain number of shares of common stock sufficient to return each Pre-Transaction Shareholder to his or her percentage ownership immediately prior to the closing of the event triggering the Anti-Dilution Protection.


     2.   All other provisions of the Agreement remain unchanged.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date specified above.




MCHENRY METALS GOLF CORP.,
a Nevada corporation



         /s/ Theodore Aroney
--------------------------------------
BY:      Theodore Aroney
ITS:     Chairman of the Board

BUSINESS SYSTEMS HOLDING CORPORATION,
a Nevada corporation



         /s/ Mark Bergendahl
--------------------------------------
BY:      Mark Bergendahl
ITS:     Chairman of the Board